AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                           THIRD AVENUE MANAGEMENT LLC

                               THIRD AVENUE TRUST

                       THIRD AVENUE VARIABLE SERIES TRUST

                                M.J. WHITMAN LLC

                              Adopted June 5, 2003

This Code of Ethics ("Code") establishes rules of conduct for persons who are associated with Third Avenue Trust and Third Avenue Variable Series Trust, each a registered investment company (each a "Trust" and, collectively, the "Trusts") and each series of each Trust (each a "Fund" and, collectively, the "Funds"), M.
J. Whitman LLC ("MJW"), the Funds' distributor, and Third Avenue Management LLC ("TAM") a registered investment adviser (the "Adviser"), that provides investment advisory services to the Funds (collectively, the "Companies").

The basic rule is very simple, put the Fund shareholders' interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and to follow procedures that will enable them to prevent such activities.

This Code is intended to assist the Companies in fulfilling their obligations under the law. The first part lays out whom the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the Companies and their employees. Violations can not only cause the Companies embarrassment, loss of business, legal restrictions, fines and other punishments but for employees can lead to sanctions, which may include: demotion, suspension, firing, temporary or permanent bar from the securities business and very large fines.

     I.   Applicability

     (A)  The Code applies to each of the following:

          1. Third Avenue Trust and Third Avenue Variable Series Trust (each a "Trust" and, collectively, the "Trusts"), each series of each Trust (each a "Fund" and, collectively, the "Funds"), M. J. Whitman LLC, TAM and all entities that are under common management with the Companies ("Common Management"). A listing of the Common Management Affiliates is attached as Exhibit A.

          2. Any officer, director, trustee or employee of the Companies or Common Management Affiliates.

          3. Any natural person who controls any of the Companies or Common Management Affiliates and who obtains information regarding the Companies' investment recommendations or decisions.

          4. With respect to the Companies, any trustee, director, officer, or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested trustees of a Fund are covered under this item.

     (B)  Definitions

     The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

          1. Access Person. Includes: (a) any trustee, director, officer of the Adviser or a Fund (or person performing a similar function) or (b) an "advisory person" of the Adviser or a Fund. An "advisory person" includes:

               (a) Any employee or personnel of a Common Management Affiliate who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or Adviser client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or Adviser client; and

               (b) Any natural person (1) in a control relationship to the Adviser or a Fund, (2) any affiliated person of such controlling person (with the exception of any entity now or in the future controlled by Affiliated Managers Group, other than the Adviser and its controlled affiliates, such entities being listed on Exhibit A as "AMG Affiliates"), and
                    (3) any affiliated person of such affiliated person.

     The Compliance Officer shall create and maintain a list of Access Persons and inform such persons of their status.

          2. Beneficial Interest. Equivalent to "beneficial ownership" in Exhibit E.

          3. Covered Persons. Includes: (a) all Access Persons and (b) all employees of the Companies or Common Management Affiliates who are not included in the definition of Access Person.

          4.   Covered Account. Includes:

               (a)  any  "Pecuniary-Interest   Covered  Account",   which  shall
                    include any account in which a Covered Person holds a Beneficial Interest regardless of whether the account is managed by an independent third party or self-directed. Generally, this would include an account maintained by a spouse, for example. (See Exhibit E); and

               (b) any "Non-Pecuniary Interest Covered Account", which shall include: any account in which such Covered Person does not have a Beneficial Interest and (i) for which a Covered Person acts as guardian, trustee, custodian or similar role, or (ii) over which a Covered Person exercises control in any manner including by way of a power of attorney or as an investment adviser.

          The Compliance Officer may grant an exception for an account in the name of a Covered Person or immediate family or household member maintained with persons who have no affiliation with the Companies and with respect to which no Covered Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process.

          5.   Portfolio   Managers.   Access   Persons   who  are   principally
               responsible for investment decisions with respect to any client account.

          6. Companies. Third Avenue Trust, Third Avenue Variable Series Trust, each series of each Trust, and Third Avenue Management LLC.

          7. Compliance Officer. The person(s) designated as the compliance officer(s) of the Companies.

          8. Compliance Committee. The Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

          9. Control. Shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

          10. Disinterested Trustee. A Trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

          11. Security. Any financial instrument, other than an Exempt Security (as defined below) treated as a security for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term security does not include Exempt Securities (as defined below).

          12.  Exempt Securities. Any of the following:

               (a) Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; and high quality short term debt instruments, including repurchase agreements;

               (b)  Shares of registered open-end investment companies.

               (c)  Securities not held in a Covered Account.

               (d) Securities acquired as a part of an automatic dividend reinvestment plan.

               (e) Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          13. Portfolio Security. A security that (a) within the most recent fifteen (15) calendar days has been held by a Fund or other portfolio managed by the Adviser or (b) is being considered by the Adviser for purchase by a Fund or other portfolio managed by the Adviser and (c) any other security issued by the issuer of such security. A purchase or sale of a Portfolio Security includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into a Portfolio Security.

          14. Head Trader(s). Such persons as may be in charge of each trading desk of a Company.

II. Restrictions on Personal Investing Activities (See Paragraph II, E below for the special rules that apply to Disinterested Trustees.)

     (A)  Restriction on Investing in Portfolio Securities

          No Covered Person may purchase a Portfolio Security for a Covered Account.

               If a security becomes a Portfolio Security within seven (7) calendar days after purchase for a Covered Account, the position must be liquidated. Any profits will be disgorged to charity, as determined by the Compliance Committee, and any losses will be borne by the Covered Person.

               Any Portfolio Security held in a Covered Account prior to January 1, 2003 shall be exempt from this restriction provided that sale of any such Portfolio Security shall be subject to pre-clearance to assure that any pending sale order relating to such Portfolio Security for a Fund or other Adviser client is executed first.

     (B)  Restriction on Short-Term Trading

               No Access Person shall be permitted to retain a profit made on any Security sold within sixty (60) calendar days of a transaction in which the Access Person acquired a Beneficial Interest (as defined in Exhibit E) in such Security. Any such profit will be disgorged to charity, as determined by the Compliance Committee, and sales shall be computed on a LIFO basis. An exception to this rule shall be made should a covered call written by an Access Person for a period greater than sixty
               (60) calendar days result in a call earlier than the sixty (60) day period. This restriction shall not apply to Disinterested Trustees.

     (C) Initial Public Offerings

               No  Security  or related  Security  may be acquired in an initial
               public   offering  for  any  Covered   Account.   However,   this
               restriction shall not apply to Disinterested Trustees.

     (D) Pre-Clearance of Personal Securities Transactions

          1. Except as set forth in Paragraphs (D),2 or (E) below, no Security may be bought or sold for a Covered Account unless: (i) the Covered Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from the Companies' general counsel; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or the Companies' general counsel does not rescind such approval prior to execution of the transaction (See Paragraph H below for details of the Pre-Clearance Process.)

          2.   The following transactions shall not be subject to pre-clearance:

               (a) Transactions executed through MJW. Notwithstanding the foregoing, if the transaction is being executed through MJW, on the basis of the head trader's assessment that the security is not currently a Portfolio Security, prior approval will be deemed to have been obtained subject to the authority of the Compliance Officer to rescind such transaction for any reason.

               (b)  Transactions in Exempt Securities and the following types of
                    Securities: municipal securities, agencies, exchange-traded index funds.

     (E) Rules for Personal Securities Transactions of Disinterested Trustees.

          The Companies recognize that Disinterested Trustees do not have on-going, day-to-day involvement with the operations of the Companies. In addition, it is the practice of the Companies to give information about securities purchased or sold by the Funds or considered for purchase or sale by the Funds to disinterested Trustees more than fifteen (15) days before or after such securities are purchased or sold by the Funds or considered for purchase or sale by the Funds. Accordingly, the Companies believe that less stringent controls are appropriate for Disinterested Trustees, as follows:

               1. Transactions in Pecuniary Interest Covered Accounts: The trading restriction in Paragraph (A) above and the pre-clearance requirement contained in Paragraph (D) above shall only apply to a Disinterested Trustee if he or she knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, during the fifteen day period before the transaction in a security (other than an Exempt Security), or at the time of the transaction, the security purchased or sold by him or her was a security purchased, sold or under consideration by any of the Funds or any other portfolio managed by the Adviser. The Disinterested Trustees acknowledge that this more limited rule is based on their lack of day-to-day involvement with the operations of the Companies and that to the extent they engage in any conversations with any of the investment professionals relating to specific investments, they may be triggering the pre-clearance requirement.

               2. Transactions in Non-Pecuniary Interest Covered Accounts: The trading restriction in Paragraph (A) above and the pre-clearance requirement contained in Paragraph (D) shall not apply to transactions in Non-Pecuniary Interest Covered Accounts. However, Disinterested Trustees shall report to the Compliance Officer within 30 days any transaction in a Non-Pecuniary Covered Account involving a security (other than an Exempt Security), that the Disinterested Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, during the fifteen day period before the transaction or at the time of the transaction was purchased or sold or under consideration by any of the Funds or any other portfolio managed by the Adviser.

               3. In order to assist the Disinterested Trustees in satisfying their obligations under this Paragraph (E), the Adviser will notify the Disinterested Trustees promptly on or after each meeting of the Board of Directors of each security discussed at such meeting or in materials furnished for such meeting as to which the Adviser believes the Disinterested Trustees knew or should know the funds are, have been within the prior 15 days or expected to within the following 15 days, purchasing, selling or considering purchasing or selling.

     (F)  Transactions in Exempt Securities

          Transactions in Exempt Securities are exempt from the restrictions under this Code without case by case pre-clearance.

     (G)  Private Placements

          The Compliance Officer will not approve purchases or sales of Securities that are not publicly traded, unless the Covered Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of a Company) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Company would have no foreseeable interest in investing in such Security or any related Security as a Portfolio Security.

     (H)  Pre-Clearance Process

          1. No Securities may be purchased or sold for any Covered Account other than through the trading desk of MJW unless express permission is granted by the Compliance Officer of MJW and filed with the Companies. Covered Persons granted permission to maintain trading accounts with outside broker-dealers must arrange for the mailing of duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all such accounts. To cover the additional administrative expense of monitoring activity in brokerage accounts outside of MJW, an annual administration fee may be assessed on each Covered Account maintained outside of MJW. Disinterested Trustees shall be exempt from any such administrative fee.

          2. Although trades through MJW are not subject to pre-clearance, they are otherwise subject to all restrictions under the Code. Because it is easier for the Compliance Officer to monitor trades through MJW, such trades are favored and Covered Persons are entitled to a preferential flat ticket rate.

          3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

          4. After reviewing the proposed trade, the level of potential investment interest on behalf of a Fund in the Security in question and any trading restrictions currently in effect on e Security by a Fund and/or MJW, the Fund's Portfolio Manager and the Compliance Officer shall approve (or disapprove) a trading order on behalf of a Covered Person as expeditiously as possible. They will generally approve transactions described in paragraph
               (D) above unless the Security in question or a related security is on the Restricted List or they believe for any other reason that the Covered Account should not trade in such Security at such time.

          5. If the Covered Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

          6. In the absence of the Portfolio Manager and Compliance Officer, a Covered Person may submit his Trading Approval Form to the Companies' general counsel. Trading approval for the Compliance Officer must be obtained from the Companies' general counsel.

          7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and all trading activities of the Fund with a view to ensure that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

          8. The Compliance Department will monitor to assure that all transactions effected for Covered Person Accounts are effected in compliance with this Code. As part of this compliance review process, the Compliance Officer will meet weekly with the Head Traders.

          9. Head Traders will make efforts to receive at least weekly reports from Portfolio Managers setting forth a buy list and a consideration list to assist in monitoring the Portfolio Securities subject to the Code.

III. Other Investment-Related Restrictions

     (A)  Gifts

          No Covered Person, who is not a Disinterested Trustee, shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of a Company.

     (B)  Service As a Director

          No Access Person, who is not a Disinterested Trustee, shall commence service on the Board of Directors of a publicly traded company or any company in which a Company has an interest without prior authorization from the Compliance Committee based upon a determination that the Board service would not be inconsistent with the interest of the Funds. The Compliance Committee shall include the Compliance Officer, general counsel of the Companies and at least two of the senior executives of the Trust and/or Adviser.

     (C)  Privately Managed Portfolios

          If a Portfolio Manager desires to manage any portfolio outside of the Adviser, the Portfolio Manager must receive prior approval from the President of the Adviser. Any transaction(s) that are entered for any managed portfolio outside this domain is subject to all of the Trust's and the Adviser's trading and allocation procedures. Under no circumstances may an outside-managed portfolio be given preferential or favorable treatment over a managed Adviser portfolio. Duplicate statements and confirmations must be sent to the Compliance department for review purposes.

IV. Reporting and Additional Compliance Procedures for all Covered Persons (See Paragraph D below for special rules that apply to Disinterested Trustees.)

     (A) Initial and Annual Reports. Within ten (10) days after a person becomes a Covered Person, and thirty (30) days after the end of each calendar year, each Covered Person must submit to the Compliance
          Officer: (1) a Holdings Report (in the form attached as Exhibit C) that lists all Covered Accounts, confirms that duplicate account statements for all listed Covered Accounts are being sent to the Compliance Officer and, if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statement(s) showing holdings in such Covered Accounts; and
          (2) a certification (in the form attached as Exhibit F) that the Covered Person has read and understood the Code, has disclosed or reported all items required to be disclosed or reported and is not subject to any regulatory disability.

     (B) Quarterly Transactions Report. Within ten (10) days of the end of each calendar quarter, each Covered Person shall submit a Quarterly Transaction Report in the form attached as Exhibit D confirming that all Covered Accounts (including any that may have been opened during the quarter) have been disclosed and that duplicate copies of account statements for all Covered Accounts are being sent to the Compliance Officer, or if duplicate reports are not already being sent to the Compliance Officer, attaches a copy of current Covered Account statements(s) showing holdings in such Covered Accounts.

     (C) Disclaimers. Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

     (D)  Disinterested Trustees.

          1.   Initial and Annual Reports:  Disinterested  Trustees  shallsubmit
               (a) the initial and annual reports and certification required under this Part IV (A) (only with respect to Pecuniary Interest Covered Accounts).

          2. Quarterly Reports: Disinterested Trustees shall submit the quarterly transaction reports required under this Part IV (B) with respect to either Pecuniary Interest Covered Accounts or Non-Pecuniary Interest Accounts, but only for transactions involving a security (other than an Exempt Security) that the Disinterested Trustee knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, during the fifteen day period before or after the transaction, or at the time of the transaction, was purchased or sold or under consideration by any of the Funds or any other portfolio managed by the Adviser. Despite the limitation on the requirement to submit quarterly transaction reports, Disinterested Trustees shall arrange to have duplicate account statements for all Pecuniary Interest Covered Accounts sent to the Compliance Officer.

V. Reports to Board of Trustees

     (A) At least annually, the Adviser shall report to the Trusts' Board of Trustees a written report that:

          1. Describes any issues arising under the Code or procedures concerning personal investing since the last such report, including but not limited to, information about material violations of the code or procedures or sanctions imposed in response to material violations;

          2. Certifies that the Companies have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and

          3. Identifies any recommended changes in existing restrictions of procedures based upon the Companies' experience under the Code, evolving industry practice, or developments in applicable laws or regulations.

     (B)  At least  quarterly,  the Adviser shall report to the Trusts' Board of
          Trustees:

     1. A summary of any violations of the Code which occurred during the past quarter and the nature of any remedial action taken; and

     2.   Any  exceptions  to any  provision  of the  Code as  determined  under
          Article VII below.

VI.  Sanctions

     Upon   discovering  that  a  Covered  Person  has  not  complied  with  the requirements of this Code, the Compliance Committee may impose on such person whatever sanctions it deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of the requirements of this Code by Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Trustees of the Trusts.

     The Compliance Committee also reserves the right in its sole discretion to place additional trading restrictions on any Covered Persons should it determine that any such Covered Persons are trading excessively.

VII.     Exceptions

         The Compliance Committee reserves the right to decide, on a case-by -case basis, exceptions to any provision under this Code, and may also impose more stringent requirements on any individual as warranted. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the applicable Fund's Board of Trustees at their next scheduled meeting of the Board.

VIII.    Preservation of Documents

         This Code, a copy of each report by a Covered Person, any written report made hereunder by a Company or Compliance Officer, and lists of all persons require to make reports, shall be preserved with the records of the Fund for the period required by Rule 17j-1.

IX.      Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Company or Common Management Affiliates.

X.       Further Information

         If any person has any question with regard to the applicability of the provisions of this Code or with regard to any Securities transaction or transactions, they should consult the Compliance Officer.


                                                        Exhibit A

                         COMMON MANAGEMENT AFFILIATES

o        Third Avenue Global Value Fund, L.P.
o        M.J. Whitman Holding Corp., (a holding company) and subsidiaries
o        M.J. Whitman LLC
o        M.J. Whitman Private Debt LLC
o        M.J. Whitman Pilot Fish Opportunity Fund, L.P.
o        Private Debt LLC
o        Aggressive Conservative Investment Fund, L.P.
o M.J. Whitman Management, LLC Martin J. Whitman & Co., Inc., a private investment company Third Avenue Opportunity Management LLC Third Avenue Special Situations Fund, L.P.


                                 AMG AFFILIATES

                  Affiliated Managers Group, Inc.
                  The Burridge Group LLC
                  Davis Hamilton Jackson & Associates, L.P.
                  Essex Investment Management Company, LLC
                  First Quadrant, L.P.
                  Friess Associates, LLC
                  Frontier Capital Management Company, LLC
                  Geocapital, LLC
                  Gofen and Glossberg, L.C.C.
                  J.M Hartwell, L.P..
                  The Managers Funds LLC
                  The Renaissance Group LLC
                  Rorer Asset Management, LLC
                  Skyline Asset Management, L.P.
                  Systematic Financial Management, L.P.
                  Tweedy, Browne Company LLC
                  Welch & Forbes LLC

                                                         Exhibit B







                       PRE-CLEARANCE TRADING APPROVAL FORM

     I, ___________________________, am a Covered Person and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Covered Person:

         ___ Acquisition/Cover Short or     ___ Disposition/Short (check one)

Name of Account:
                ---------------------------------------------------------------

Account Number:
                ---------------------------------------------------------------

Date of Request:
                ---------------------------------------------------------------

Security:
                ---------------------------------------------------------------

Amount (or # of) Shares:

               -----------------------------------------------------------------

Broker:
               -----------------------------------------------------------------

         If the transaction involves a Security that is not publicly traded, provide (on the reverse side of this form) a description of the proposed transaction, source of investment opportunity and any potential conflicts of interest:

                  I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities of behalf of a Company.

         Signature:
                ------------------------------------------------------------
         Print Name:

         ___ APPROVED      or       ___ DISAPPROVED
                          (check one)
         Date of Approval:
         Signature:  ________________________
         Print Name: ________________________



                                                               Exhibit C


                                 HOLDINGS REPORT

Report Submitted by:
                    ------------------------------------------------------------
                                                     Print your name

                           For the Year/ Period Ended___________________________
                                                              (month/day/year)

                          [ ] Check Here if this is an Initial Holdings Report

As of the calendar year/ period referred to above, I, or an immediate family or household member, maintain the following accounts in which securities are held for my direct or indirect benefit: (If none, please so note. Use additional sheet if necessary.)


======================== ================================ =================================== ===================================
     Date Account
      Established             Financial Institution                  Account Name                       Account Number


------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

======================== ================================ =================================== ===================================

     If any accounts are listed above, does the Compliance Officer currently receive duplicate statements on all listed accounts?

                  YES ___________           NO__________

     If I have checked NO, I have attached current account statements and have directed appropriate parties to send duplicate statements to the Compliance Officer.

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

                          Signature and Date:_____________________________

                          Print Name:___________________________________



                                                             Exhibit D

                             QUARTERLY CERTIFICATION



         Report Submitted by:__________________________________________
                                Print your name

     This transaction  report (the "Report") is submitted pursuant to Section IV
(B) of the Code. This report is due by the tenth day of the month following the end of the quarter regardless of whether you had any transactions to report and is to be directed to the Compliance Officer.

1. Did you or any immediate family or household member open any brokerage accounts during the above quarter?

         YES___________    NO____________

         If #1 is YES, please disclose below all new brokerage accounts in your name, or the name of any immediate family or household member that were opened during the quarter.


======================== ================================ =================================== ===================================
     Date Account
      Established             Financial Institution                  Account Name                       Account Number


------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

======================== ================================ =================================== ===================================


2. Do you, or any immediate family or household member maintain any brokerage accounts?

         YES_____________  NO___________  IF YES, list below

         (If none, please so note. Use additional sheet if necessary.)



======================== ================================ =================================== ===================================
     Date Account
      Established             Financial Institution                  Account Name                       Account Number


------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

------------------------ -------------------------------- ----------------------------------- -----------------------------------
------------------------ -------------------------------- ----------------------------------- -----------------------------------

======================== ================================ =================================== ===================================


3. Does the Compliance Officer receive a duplicate brokerage account statement for ALL accounts disclosed above?

         YES___________             NO___________

If I have checked NO, I have attached current account statements showing activity during the past quarter for any such account(s) and have directed appropriate parties to send duplicate statements to the Compliance Officer.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

         Signature:                 _______________________________________

         Position:                  _______________________________________

         Date:                      _______________________________________

                                                                Exhibit E

                              BENEFICIAL OWNERSHIP

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person has a beneficial ownership interest for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entry in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent of special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

     A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

     A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain there from the aforementioned benefits of ownership, if he can vest or reinvest title in himself at once or at some future time.

                                                                Exhibit F

                           ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, recognize that I am subject to its provisions a n d understand that there may be serious consequences to me and the Companies as a result of any violations. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country.

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor.

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

         Print Name:   __________________________________

         Signature:    __________________________________

         Date:         __________________________________